Exhibit 99.1

Intellia Therapeutics Announces CFO Transition

CAMBRIDGE, Mass., June 26, 2024 – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading clinical-stage gene editing company focused on revolutionizing medicine with CRISPR-based therapies, today announced the appointment of Edward Dulac as Executive Vice President, Chief Financial Officer (CFO), and Treasurer, effective July 22, 2024. Mr. Dulac will succeed Glenn Goddard who will step down from his role effective June 30, 2024.

Mr. Dulac is a highly accomplished biotechnology business leader and joins Intellia with more than 20 years of combined finance, business development and corporate strategy experience. Most recently, Mr. Dulac served as CFO of Fate Therapeutics. Prior to that role, Mr. Dulac spent numerous years at Celgene (now Bristol Myers Squibb), a leading global biopharmaceutical company, where he held multiple positions including as Vice President, Business Development & Strategy. Prior to Celgene, Mr. Dulac worked as a biopharmaceutical equity research analyst at Barclays Capital and Lehman Brothers and in corporate finance at Pfizer. Mr. Dulac holds a Bachelor of Pharmacy from the University of Pittsburgh and an MBA from Indiana University, Kelley School of Business.

“Ed’s deep financial and business development experience at clinical and commercial-stage biotech companies will be critical to us as Intellia expands its leadership position and prepares for future commercial success. I am thrilled to welcome Ed to Intellia’s executive team as we enter the next chapter in our evolution,” said Intellia President and Chief Executive Officer John Leonard, M.D. “Ed is an accomplished business leader who shares Intellia’s values and commitment to bringing forth life-changing therapies for patients. I am confident his expertise will further support Intellia’s mission of revolutionizing medicine with CRISPR-based therapies.”

Dr. Leonard went on to comment: “I would also like to thank Glenn Goddard for his dedicated support and many contributions to Intellia’s success throughout the company’s remarkable growth. We wish him the best in his future endeavors.”

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About Intellia Therapeutics

Intellia Therapeutics, Inc. (NASDAQ:NTLA) is a leading clinical-stage gene editing company focused on revolutionizing medicine with CRISPR-based therapies. The company’s in vivo programs use CRISPR to enable precise editing of disease-causing genes directly inside the human body. Intellia’s ex vivo programs use CRISPR to engineer human cells outside the body for the treatment of cancer and autoimmune diseases. Intellia’s deep scientific, technical and clinical development experience, along with its people, is helping set the standard for a new class of medicine. To harness the full potential of gene editing, Intellia continues to expand the capabilities of its CRISPR-based platform with novel editing and delivery technologies. Learn more at intelliatx.com and follow us @intelliatx.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations concerning: the safety, efficacy and advancement of our clinical programs and the anticipated contribution of our executives, specifically Edward Dulac, to our future success, operations and progress, including our ability to build the industry’s most innovative genome editing company.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized, including risks related to the authorization, initiation and conduct of studies and other development requirements for our product candidates such as advancing CRISPR-based therapies into late-stage clinical development; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; risks related to our relationship with third parties, including our licensors, licensees and other collaborators; and risks related to our, and our licensors’, ability to protect and maintain our intellectual property position. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

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Intellia Contacts:

Investors:

Ian Karp

Senior Vice President, Investor Relations and Corporate Communications

ian.karp@intelliatx.com

Lina Li

Senior Director, Investor Relations and Corporate Communications

lina.li@intelliatx.com

Media:

Matt Crenson

Ten Bridge Communications

media@intelliatx.com

mcrenson@tenbridgecommunications.com

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